Exhibit 1

JOINT FILING AGREEMENT

THIS JOINT FILING Agreement is entered into as of May 23, 2013, by and among the parties signatories hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the shares of the common stock, par value $0.001 per share, of Vermillion, Inc., a Delaware corporation, is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: May 23, 2013	ORACLE PARTNERS, L.P.

By: ORACLE ASSOCIATES, LLC, its general partner

	By:	/s/ Larry N. Feinberg
		Name:	Larry N. Feinberg
		Title:	Managing Member

Dated: May 23, 2013	ORACLE TEN FUND MASTER, LP

By: ORACLE ASSOCIATES, LLC, its general partner

	By:	/s/ Larry N. Feinberg
		Name:	Larry N. Feinberg
		Title:	Managing Member

Dated: May 23, 2013	ORACLE ASSOCIATES, LLC

	By:	/s/ Larry N. Feinberg
		Name:	Larry N. Feinberg
		Title:	Managing Member

Dated: May 23, 2013	ORACLE INVESTMENT MANAGEMENT, INC.

	By:	/s/ Larry N. Feinberg
		Name:	Larry N. Feinberg
		Title:	President and Director

Dated: May 23, 2013	LARRY N. FEINBERG

	By:	/s/ Larry N. Feinberg